                                                                Exhibit 10.37(a)


                             AIRCRAFT DRY SUBLEASE

          This Sublease of aircraft is made, dated as of July 9, 1996, by and between Boston Chicken, Inc., a Delaware corporation, having its principal place of business at 14103 Denver West Parkway, Golden, CO 80401, hereinafter referred to as "BCI", and Einstein/Noah Bagel Corp., a Delaware corporation, with offices at 1526 Cole Boulevard, Suite 200, Golden, Colorado 80401, hereinafter referred to as "Sublessee".

                                    RECITALS

         The parties recite that:

         A. BCI leases a 1979 Learjet Model 35A, Serial No. 35A-249 and currently registered as N300DA and a 1981 Learjet Model 35A, Serial No. 35A-366 and currently registered as N350DA, hereinafter together referred to as the "Aircraft". The Aircraft are available for use by a qualified Sublessee; and

         B. Sublessee desires to lease the Aircraft under such terms and conditions as are mutually satisfactory to the parties.

           The parties agree as follows:

                                  SECTION ONE
                              SUBLEASE OF AIRCRAFT

          For One Dollar and No/100 ($1.00) and other valuable consideration, BCI agrees to sublease the Aircraft to Sublessee on a nonexclusive basis. The Aircraft shall be delivered to Sublessee at Jeffco Airport in Broomfield, Colorado and this Sublease shall be effective on, July 11, 1996, at which time Sublessee shall inspect the Aircraft to the extent deemed necessary. It shall be conclusively presumed between the parties that Sublessee has fully inspected the Aircraft having knowledge that they are in good condition and repair and that Sublessee is satisfied with and has accepted the Aircraft in such condition and repair.

                                  SECTION TWO
                                      TERM

          This Sublease shall commence on the date the Aircraft are delivered to and accepted by the Sublessee (which such delivery and acceptance shall be deemed to occur, if not sooner, on the date Sublessee first uses the Aircraft after the date of this Agreement) and shall terminate upon termination of the Basic Term of the Master Leases referred to in Section 14 of this Agreement. This Sublease may, in any event, be terminated by either party upon thirty (30) days written notice.


                                 SECTION THREE
                                   INSURANCE

          At all times during the term of this Sublease, BCI shall cause to be carried and maintained casualty insurance with respect to the Aircraft for the actual fair market value thereof. BCI shall pay for the premium therefor. BCI shall also cause to be carried and maintained public liability insurance with respect to the Aircraft in amounts and against risk comparable to similar insurance carried with respect to similar Aircraft.

          BCI shall cause to be carried and maintained third party aircraft liability insurance, passenger legal liability insurance and property damage liability insurance during the term hereof in commercially reasonable amounts. Sublessee shall bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss relating to Sublessee's use of the Aircraft. Any policies of insurance carried in accordance with this Sublease:
(i) shall name or otherwise provide for Sublessee as an additional insured; and
(ii) the underwriter thereof shall agree to waive any right of subrogation against Sublessee; and (iii) shall provide that in respect of the interests of Sublessee, such policies of insurance shall not be invalidated by any action or inaction of BCI or any other person and shall insure the Sublessee (subject to the limits of liability and war risk exclusion set forth in such policies) regardless of any breach or any violation of any warranty, declarations or conditions contained in such policies by BCI or any other person; and (iv) shall provide that if the insurers cancel insurance for any reason whatsoever, or the same is allowed to lapse for nonpayment of premium, or if there is any material change in policy terms and conditions, such a cancellation, lapse or change shall not be effective as to the Sublessee without thirty (30) days prior written notice. Each liability policy shall be primary without right of contribution from any other insurance which is carried by the Sublessee or BCI and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. BCI shall arrange for evidence of appropriate coverage as to the Aircraft and to the satisfaction of the requirements set forth above to be given by its insurance brokers to the Sublessee.

          This Aircraft Dry Sublease Agreement shall be submitted for approval to the insurance carrier for each policy on the Aircraft.


                                  SECTION FOUR
                              RESTRICTIONS ON USE

          Sublessee may operate the Aircraft only for the purposes and within the geographical limits set forth in the insurance policy or policies obtained in compliance with Section Three of this agreement and the respective Master Leases. The Aircraft shall be operated at all times in accordance with the flight manual and all manufacturer's suggested operating procedures. Furthermore, Sublessee shall not use the Aircraft in violation of any foreign, federal, state, territorial, or municipal law or regulation and shall be solely responsible for any fines, penalties, or forfeitures occasioned by any violation by Sublessee. If such fines or penalties are imposed on BCI and paid by BCI, Sublessee shall reimburse BCI for the amount thereof within thirty (30) days of receipt by Sublessee of written demand from BCI. Sublessee will not base the Aircraft, or permit it to be based, outside the limits of the United States of America, without the written consent of BCI.

     The Aircraft shall be flown only by certificated and qualified pilots and shall be maintained only by certificated and qualified mechanics. In the event the insurance on the Aircraft would be invalidated because Sublessee is unable to obtain certificated and qualified pilots and mechanics, Sublessee shall not operate the Aircraft until such time as certificated and qualified pilots and mechanics are obtained and insurance on the Aircraft is made valid.

     Sublessee will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Aircraft. Sublessee will promptly, at its own expense, take such action as may be necessary to discharge any lien not excepted above if the same shall arise at any time.


                                 SECTION FIVE
                               INSPECTION BY BCI

     Sublessee agrees to permit BCI or any authorized agent to inspect the Aircraft at any reasonable time and to furnish any information in respect to the Aircraft and its use that BCI may reasonably request.


                                  SECTION SIX
                                  ALTERATIONS

     Except in accordance with other written agreements entered into subsequent to the date of this Agreement between Sublessee and BCI regarding maintenance of the Aircraft, Sublessee shall not have the right to alter, modify, or make additions or improvements to the Aircraft without the written permission of BCI and C.I.T. Leasing Corporation ("CIT"). All such alterations, modifications, additions, and improvements as are so made shall be subject to all of the terms of this Sublease and none of which such alterations, modifications, additions, and improvements shall become the property of Sublessor.

                                 SECTION SEVEN
                                     TITLE

     The registration of, and title to, the Aircraft shall be in the name of CIT, and the Aircraft, at all times during the term of this agreement, or any extension, shall bear United States registration markings. All responsibility and obligations in regard to the operation of the Aircraft as above owned, registered, and marked shall be borne by Sublessee for Sublessee's flight operations during the term of this Sublease.


                                 SECTION EIGHT
                               PAYMENT OF TAXES

     Sublessee shall pay all taxes associated with Sublessee's use of the Aircraft, including landing fees, fuel taxes, and any other taxes or fees which may be assessed against a specific flight by Sublessee.


                                 SECTION NINE
                                  ASSIGNMENT

     Sublessee shall not assign this Sublease or any interest in the Aircraft, or sublet the Aircraft, without prior written consent of BCI. Subject to the foregoing, this Sublease inures to the benefit of, and is binding on, the heirs, legal representatives, successors, and assigns of the parties.


                                  SECTION TEN
                              ACCIDENT AND CLAIM

     Sublessee shall immediately notify BCI of any accident involving Sublessee's use of the Aircraft, which notification shall specify the time, place, and nature of the accident or damage, the names and addresses of parties involved, persons injured, witnesses, and owners of properties damaged, and such other information as may be known. Sublessee shall advise BCI of all correspondence, papers, notices, and documents whatsoever received by Sublessee in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigation instituted by BCI and in the recovery of damages from third persons liable therefor.


                                SECTION ELEVEN
                           RETURN OF AIRCRAFT TO BCI

     On the termination of this Sublease by expiration or otherwise, Sublessee shall return the Aircraft to BCI at Jeffco Airport in Broomfield, Colorado, in as good operating condition and appearance as when received, ordinary wear, tear and deterioration excepted.



                                SECTION TWELVE
                   MODIFICATION OF AGREEMENT; GOVERNING LAW

     This Agreement constitutes the entire understanding between the parties, and any change or modification must be in writing and signed by both parties. This Agreement is entered into under, and is to be construed in accordance with, the laws of the State of Colorado.


                               SECTION THIRTEEN
                                INDEMNIFICATION

     Each party hereto agrees to indemnify and hold harmless the other against all losses, including costs, attorney fees and expenses by reason of claims for injury to or death of persons and loss of or damage to property arising out of or in any manner connected with the possession, use, or operation of the Aircraft by such party, or any breach by such party of any covenant or warranty made herein, in each case to the extent not covered by insurance.

                               SECTION FOURTEEN
                         SUBORDINATION TO MASTER LEASE

I. The rights of Sublessee shall hereby be effectively and expressly subject and subordinate to all of the terms of the Lease Agreements between Boston Chicken, Inc. and CIT each dated as of April 23, 1996, attached hereto and incorporated herein by this reference (hereinafter referred to as the "Master Leases"), including CIT's right of repossession upon the occurrence of an Event of Default, as defined in the Master Leases.

II. BCI and Sublessee shall execute and deliver such Uniform Commercial Code financing statements, in form and substance satisfactory to CIT, covering the interests of BCI and Sublessee under this Sublease.

III. Notwithstanding any other provision contained herein, this Sublease shall be deemed to provide for benefits and protections to BCI, as sublessor, which are (in respect of material terms and in the aggregate) not less advantageous to BCI as sublessor, than the benefits and protection provided to CIT by the provisions of the Master Leases;

IV. BCI shall provide evidence of insurance to CIT and Sublessee in compliance with Section 16 of the Master Leases and Section 3 of this Agreement;

  V.  BCI shall:

        A. Notify CIT of the terms of this Sublease (and provide copies of the final drafts hereof) prior to the effective date of this Sublease, and

        B. Furnish the "Original" copy of this Sublease to CIT as soon as possible after the execution hereof, but in any event prior to the delivery of the Aircraft to the Sublessee.

 VI. Notwithstanding any other provision of this Sublease, Sublessee shall not sublease the Aircraft.

VII. Sublessee shall not take any action or fail to take any action that would cause an Event of Default (as defined in the Master Leases) to occur.

                                SECTION FIFTEEN
                          TRUTH IN LEASING STATEMENT

     THE AIRCRAFT, A 1979 LEARJET MODEL 35A, MANUFACTURER'S SERIAL NO. 35A-249, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N300DA, AND A 1981 LEARJET MODEL 35A, SERIAL NO. 35A-366 AND CURRENTLY REGISTERED AS N350DA, HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT.

     THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS SUBLEASE. DURING THE DURATION OF THIS SUBLEASE, EINSTEIN/NOAH BAGEL CORP., A DELAWARE CORPORATION, WITH OFFICES AT 1526 COLE BOULEVARD, SUITE 200, GOLDEN, COLORADO 80401, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT.

     THE "INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS" ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

     AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

     I, THE UNDERSIGNED MR. MARK GOLDSTON, PRESIDENT AND CEO OF EINSTEIN/NOAH BAGEL CORP., CERTIFY THAT I AM RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTAND ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

BOSTON CHICKEN, INC.

/s/ Robert Bielinski          July 9, 1996  5:00 p.m.
- ---------------------         --------------------------
Treasurer                     Date and Time of Execution


EINSTEIN/NOAH BAGEL CORP.

/s/ Mark R. Goldston          July 9, 1996  5:00 p.m.
- -----------------------       --------------------------
Chief Executive Officer       Date and Time of Execution

              INSTRUCTIONS FOR COMPLIANCE WITH "TRUTH IN LEASING"
                                  REQUIREMENTS



1. Mail a copy of the Sublease agreement to the following address via certified mail, return receipt requested, immediately upon execution of the agreement (14 C.F.R.(S) 91.23 requires that the copy be sent within twenty-four hours after it is signed):

          Federal Aviation Administration
          Aircraft Registration Branch
          ATTN:  Technical Section
          P.O. Box 25724
          Oklahoma City, Oklahoma  73125

2. Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this Sublease agreement.

3.   Carry a copy of the Sublease agreement in the aircraft at all times.

                                  July 9, 1996

Mr. Joel Alam
Einstein/Noah Bagel Corp.
1526 Cole Boulevard
Suite 200
Golden, Colorado 80401

               Re: Consideration for Aircraft pursuant to Aircraft Dry Sublease dated July 9, 1996, ("Sublease") by and between Boston Chicken, Inc. ("Sublessor") and Einstein/Noah Bagel Corp. ("Sublessee") relating to two Learjet 35A aircraft (the "Aircraft")
Dear Joel:

     This letter is to set forth our understanding concerning the amounts Sublessee will pay for the Aircraft pursuant to the above-referenced Sublease.

     Sublessee will pay $1,900.00 for each hour of flight time the Aircraft are used by Sublessee. The hourly rate paid by Sublessee will be used to offset direct and indirect operating expenses attributable to the Aircraft, which include, but are not limited to:

          1.  engine and propeller reserve allowances;
          2.  hot section reserve allowances;
          3.  air frame and systems maintenance;
          4.  fuel;
          5 taxes (state, federal and local), charges, imposts, duties, excise taxes and similar assessments;
          6.  insurance;
          7.  hangar rental;
          8.  communications, flight planning and weather services;
          9.  miscellaneous supplies;
          10. Sublessor's lease costs for the Aircraft under its lease with the third party lessors of the Aircraft, including applicable sales tax; and
          11. Sublessor's administrative costs.

     Sublessee will also be responsible for all other charges attributable to the ownership, operation and maintenance of the Aircraft by Sublessee during the term of the Sublease. These charges include, but are not limited to:

          1.  tie down expenses;
          2.  catering expenses;
          3.  customs fees;
          4.  landing fees, ramp fees and parking fees; and

          5.  ground transportation.

     The above-referenced charges will be due within five (5) days after receipt of an invoice from Sublessor.

     If the above meets with your understanding of our agreement, please execute this letter in the space below and return it to me as soon as possible.

                                       Sincerely,

                                       BOSTON CHICKEN, INC.



                                       By: /s/ Robert Bielinski
                                           ___________________________
                                           Robert Bielinski, Treasurer



ACCEPTED AND AGREED TO this

9th day of July, 1996


EINSTEIN/NOAH BAGEL CORP.

By: /s/ Joel Alam
   ________________________________

Name: Joel Alam
      _____________________________

Title: Vice President and Secretary
       ____________________________